Exhibit n

VIRTUS ASSET TRUST

AMENDED AND RESTATED

PLAN PURSUANT TO RULE 18f-3

under the

INVESTMENT COMPANY ACT OF 1940

INTRODUCTION

The Purpose of this Rule 18f-3 Plan (the “Plan”) is to specify the attributes of the classes of shares of the funds of Virtus Asset Trust (the “Trust”) including the expense allocations, conversion features and exchange features of each class, as required by Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”). The Trust is comprised of a number of funds (each a “Fund” and collectively the “Funds”) offering various classes of shares. In general, shares of each class will have the same rights and obligations except for one or more expense variables (which will result in different yields, dividends and net asset values for the different classes), certain related voting and other rights, exchange privileges, conversion rights and class designation.

GENERAL FEATURES OF THE CLASSES

Shares of each class of a Fund of the Trusts shall represent an equal pro rata interest in such Fund and, generally, shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except that: (a) each class shall have a different designation; (b) each class shall bear any class expenses: (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class; and (d) each class may have different exchange and/or conversion features.

ALLOCATION OF INCOME AND EXPENSES

i.	General.

The gross income, realized and unrealized capital gains and losses and expenses (other than Class Expenses, as defined below) of each Fund shall be allocated to each class on the basis of its net asset value relative to the net asset value of the Fund. Income, realized gains and losses, unrealized appreciation and depreciation, and non-class specific expenses shall be allocated in accordance with Rule 18f-3(c).

ii.	Class Expenses.

Expenses attributable to a particular class (“Class Expenses”) shall be limited to Rule 12b-1 and shareholder servicing fees and such other expenses as designated by the Trusts’ Treasurer, subject to Board approval and/or ratification. Class Expenses shall be allocated to the class for which they are incurred.

In the event that a particular Class Expense is no longer reasonably allocable by class or to a particular class, it shall be treated as a Fund expense and in the event a Fund expense becomes allocable as a Class Expense, it shall be so allocated, subject to compliance with Rule 18f-3 and Board approval or ratification.

The initial determination of expenses that will be allocated as Class Expenses and any subsequent changes thereto as set forth in this Plan shall be reviewed by the Board of Trustees and approved by such Board and by a majority of the Trustees who are not “interested persons” of the Funds, as defined in the 1940 Act (“Independent Trustees”).

DESIGNATION OF THE CLASSES AND SPECIFIC FEATURES

Types of classes of each of the Funds may include: “A Shares”, “C Shares”, “I Shares”, “IS Shares”, “R Shares” and “T Shares”. To the extent that more than one class is offered by a Fund, each class of such Fund has a different arrangement for shareholder services or distribution or both, as follows:

A SHARES

1. Class-Specific Distribution Arrangements; Other Expenses.

A Shares may be sold subject to a front-end sales charge. A Shares sold without a front-end sales charge and redeemed within one year of purchase may be subject to a contingent deferred sales charge. A Shares are also subject to a Rule 12b-1 fee under the A Shares Distribution and Service Plan and to shareholder servicing fees as described in the Funds’ Prospectuses and Statement of Additional Information.

2. Eligibility of Purchasers

A Shares are offered to individual investors through brokerage accounts offered by financial institutions or intermediaries that are authorized to place transactions in Fund shares for their customers.

3. Exchange Privileges

A Shares of each Fund may be exchanged for A Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund’s Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4. Voting Rights

Shareholders of A Shares will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to A Shares (such as a distribution plan or service agreement relating to A Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of A Shares differ from the interests of holders of any other class.

5. Conversion Rights

A Shares of each Fund may be converted to shares of a different class of the same Fund in accordance with the procedures and limitations disclosed in the Fund’s Prospectus.

C SHARES

1. Class-Specific Distribution Arrangements; Other Expenses.

C Shares are sold subject to a contingent deferred sales charge. If shares are sold within the first year after purchase, a shareholder will generally pay a contingent deferred sales charge equal to 1.00% for either (1) the NAV of the shares at the time of purchase, or (2) NAV of the shares next calculated after the Fund receives the sale request, whichever is less. In addition, C Shares are subject to a Rule 12b-1 fee under the C Shares Distribution and Service Plan and to shareholder servicing fees as described in the Funds’ Prospectuses and Statement of Additional Information.

2. Eligibility of Purchasers

C Shares are offered to individual investors through brokerage accounts offered by financial institutions or intermediaries that are authorized to place transactions in Fund shares for their customers.

3. Exchange Privileges

C Shares of each Fund may be exchanged for C Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund’s Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4. Voting Rights

Shareholders of C Shares will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to C Shares (such as a distribution plan or service agreement relating to C Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of C Shares differ from the interests of holders of any other class.

5. Conversion Rights

C Shares of each Fund may be converted to shares of a different class of the same Fund in accordance with the procedures and limitations disclosed in the Fund’s Prospectus.

I SHARES

1. Class-Specific Distribution Arrangements; Other Expenses.

I Shares are not sold subject to a sales charge or a Rule 12b-1 fee. However, I Shares are subject to shareholder servicing fees as described in the Funds’ Prospectuses and Statement of Additional Information.

2. Eligibility of Purchasers

I Shares are offered only to financial institutions and intermediaries for their own or their customers’ accounts for which they act as fiduciary, agent, investment adviser, or custodian.

3. Exchange Privileges

I Shares of each Fund may be exchanged for I Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund’s Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4. Voting Rights

Shareholders of I Shares will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to I Shares (such as a distribution plan or service agreement relating to I Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of I Shares differ from the interests of holders of any other class.

5. Conversion Rights

I Shares of each Fund may be converted to shares of a different class of the same Fund in accordance with the procedures and limitations disclosed in the Fund’s Prospectus.

IS SHARES

1. Class-Specific Distribution Arrangements; Other Expenses.

IS Shares are not sold subject to a sales charge and are not subject to a Rule 12b-1 fee or shareholder servicing fees.

2. Eligibility of Purchasers

IS Shares are offered to qualified retirement plans, bank and trust companies, insurance companies, registered investment companies, non-qualified deferred compensation plans, and other institutional investors that meet certain requirements as described in the Funds’ Prospectuses and Statement of Additional Information.

3. Exchange Privileges

IS Shares of each Fund may be exchanged for IS Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund’s Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4. Voting Rights

Shareholders of IS Shares will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to IS Shares (such as a distribution plan or service agreement relating to IS Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of IS Shares differ from the interests of holders of any other class.

5. Conversion Rights

IS Shares of each Fund may be converted to shares of a different class of the same Fund in accordance with the procedures and limitations disclosed in the Fund’s Prospectus.

R SHARES

1. Class-Specific Distribution Arrangements; Other Expenses.

R Shares are not sold subject to a sales charge. R Shares are subject to a Rule 12b-1 fee under the R Shares Distribution and Service Plan and to shareholder servicing fees as described in the Funds’ Prospectuses and Statement of Additional Information.

2. Eligibility of Purchasers

R Shares are offered to 401(k) plans, 457 plans, employer sponsored 403(b) plans, profit sharing and money purchase pension plans, defined benefit plans, non-qualified deferred compensation plans, and health care benefit funding plans where R Shares are held on the books of the Funds through omnibus accounts (either at the benefit plan level or at the level of the plan’s financial service firm).

3. Exchange Privileges

R Shares of one Fund may be exchanged for R Shares of another Fund of the Trust in accordance with the procedures disclosed in the Funds’ Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4. Voting Rights

Shareholders of R Shares will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to R Shares (such as a distribution plan or service agreement relating to R Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of R Shares differ from the interests of holders of any other class.

5. Conversion Rights

R Shares of each Fund may be converted to shares of a different class of the same Fund in accordance with the procedures and limitations disclosed in the Fund’s Prospectus.

T SHARES

1. Class-Specific Distribution Arrangements; Other Expenses.

T Shares may be sold subject to a front-end sales charge. T Shares are also subject to a Rule 12b-1 fee under the T Shares Distribution and Service Plan and to shareholder servicing fees as described in the Funds’ Prospectuses and Statement of Additional Information.

2. Eligibility of Purchasers

T Shares are offered to individual investors through brokerage accounts offered by financial institutions or intermediaries that are authorized to place transactions in Fund shares for their customers.

3. Exchange Privileges

T Shares do not have exchange privileges.

4. Voting Rights

Shareholders of T Shares will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to T Shares (such as a distribution plan or service agreement relating to T Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of T Shares differ from the interests of holders of any other class.

5. Conversion Rights

T Shares do not have conversion rights.

BOARD REVIEW

The Board of Trustees shall review this Plan as frequently as it deems necessary. Prior to any material amendments(s) to this Plan (including any proposed amendments to the method of allocating Class Expenses and/or Fund expenses), The Board of Trustees, including a majority of the Independent Trustees, must find that the Plan is in the best interests of each class of shares of the affected Fund(s) individually and the affected Fund(s) as a whole. In considering whether to approve any proposed amendment(s) to the Plan, the Board of Trustees of the Trust shall request and evaluate such information as they consider reasonably necessary to evaluate the proposed amendment(s) to the Plan.

Adopted: January 18, 2017